UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Filed by a party other than the Registrant     ☐

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☐	Preliminary proxy statement
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☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to §240.14a-12

LOGICVISION, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     LOGICVISION, INC.
25 METRO DRIVE, THIRD FLOOR
SAN JOSE, CALIFORNIA 95110
(408) 453-0146

April 2, 2008

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of LogicVision, Inc. that will be held on Thursday, May 15, 2008, at 9:00 a.m. at the executive offices of LogicVision, Inc., 25 Metro Drive, Third Floor, San Jose, California 95110.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, SUBMIT YOUR PROXY VIA THE INTERNET OR TELEPHONE, OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

     A copy of our 2007 Annual Report to Stockholders is also enclosed.

     The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

James T. Healy
President and Chief Executive Officer

LOGICVISION, INC.
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 15, 2008
__________________

To the Stockholders of LogicVision, Inc.:

     The Annual Meeting of Stockholders of LogicVision, Inc., a Delaware corporation (the “Company”), will be held at the Company’s executive offices at 25 Metro Drive, Third Floor, San Jose, California 95110, on Thursday, May 15, 2008, at 9:00 a.m. Pacific Daylight Time, for the following purposes:

1.	To elect six directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

     Stockholders of record as of the close of business on March 28, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 25 Metro Drive, Third Floor, San Jose, California 95110, for ten days before the meeting.

     It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy or submit your proxy via the Internet or telephone. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

Bruce M. Jaffe
Secretary
April 2, 2008

LOGICVISION, INC.
25 METRO DRIVE, THIRD FLOOR
SAN JOSE, CALIFORNIA 95110
(408) 453-0146
__________________

PROXY STATEMENT
__________________

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LogicVision, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s executive offices at 25 Metro Drive, Third Floor, San Jose, California 95110, on Thursday, May 15, 2008, at 9:00 a.m. Pacific Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 15, 2008.

Who Can Vote

     Stockholders of record at the close of business on March 28, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the close of business on that date, the Company had 9,678,569 shares of common stock, $0.0001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

     You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the six nominees for director listed in this Proxy Statement and FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

     Registered stockholders can simplify their voting and save the Company additional expense by calling (866) 540-5760 or voting via the Internet at http://www.proxyvoting.com/lgvn. Telephone and Internet voting information is provided on the proxy card if these options are available to you. Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 14, 2008. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocation of Proxies

     Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

  by voting in person at the Annual Meeting;

  by submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

  by submitting another proxy of a later date that is properly executed.

Other Items of Business

     The Company does not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Required Vote

     Directors are elected by a plurality vote. The six nominees for director who receive the most votes cast in their favor will be elected to serve as directors. Any shares not voted will have no impact on the election of directors, except to the extent the withholding of authority to vote for an individual director results in another individual receiving a larger number of votes. The proposal to ratify the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. With respect to any proposal except for the election of directors, abstentions are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

Solicitation of Proxies

     The Company will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, or submit your proxy via the Internet or telephone, so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board of Directors proposes the election of six directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Company’s Bylaws provide that the Company shall not have less than five nor more than nine directors, with the exact number of directors to be determined by the Board of Directors. There are currently six members on the Company’s Board of Directors.

     The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has designated, the six nominees listed below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not currently anticipated, proxies will be voted for any nominee designated by the Board of Directors, taking into account any recommendations by the Nominating and Corporate Governance Committee, to fill the vacancy.

     Biographical information concerning each of the nominees is set forth below.

	Served
	as
	Director
Name	Since	Age	Principal Business Experience for the Past Five Years
Gregg E. Adkin	2004	44	Mr. Adkin was appointed Chairman of the Board in March 2006. Mr. Adkin has been a General Partner at Valley Ventures, a venture capital fund, since May 2001. From 1986 to April 2001, Mr. Adkin was employed at Intel Corporation, most recently as Director of Strategic Investments. Mr. Adkin is on the Board of Directors of Andigilog, Inc., InnovASIC, Inc., Newport Imaging Corporation and Seclarity, Inc. Mr. Adkin also serves on the ASU Fulton School of Engineering Advisory Committee. Mr. Adkin holds a BS in Electrical Engineering from Boston University.

James T. Healy	2003	67	Mr. Healy has served as the Company’s President and Chief Executive Officer since December 2003. From July 2002 to November 2003, Mr. Healy was President of Spirox USA and Executive Vice President of Business Development and Strategic Marketing for Spirox Corporation, a provider of semiconductor manufacturing equipment and software. From April 2000 to June 2002, Mr. Healy was President of ASAT, Inc., a provider of semiconductor design, assembly and test services. From December 1999 to March 2000, Mr. Healy served as an independent consultant to software companies and from May 1998 to November 1999, Mr. Healy was Executive Vice President, Sales & Marketing at FormFactor, Inc., a manufacturer of advanced semiconductor wafer probe cards. He holds a BS in Business and an MS in Psychology from California State University, Hayward.

Randall A. Hughes	2004	69	Mr. Hughes has been the Chairman, President, Chief Executive Officer and founder of ManSim Inc., a manufacturing software company, since June 2002. Mr. Hughes was a consultant to Valchemy, Inc. from May 2001 to September 2006. From November 1999 to October 2001, Mr. Hughes was Vice President of Business Development at Genesis Semiconductor. Mr. Hughes holds a BA with majors in Mathematics and Physics from Northern Michigan University.

	Served
	as
	Director
Name	Since	Age	Principal Business Experience for the Past Five Years
Richard Okumoto	2007	55	Mr. Okumoto has been the Chief Financial Officer for Advanced Micro-Fabrication Equipment, Inc., a manufacturer of capital equipment for the semiconductor industry, since May 2007. Mr. Okumoto served as a director for Vitex Systems Inc., from January 2005 to January 2006. From May 2003 until May 2005, he was the Chief Financial Officer and Secretary of Photon Dynamics, Inc., a manufacturer of capital equipment for the flat panel display industry. From December 2002 until May 2003, Mr. Okumoto was Vice President of Administration and Chief Financial Officer at Electro Scientific Industries, Inc., a manufacturer of semiconductor capital equipment. Mr. Okumoto currently serves as a member of the Board of Directors for the San Jose State University Research Foundation. Mr. Okumoto holds a B.S. in Business Administration from San Jose State University.

Matthew Raggett	2004	47	Mr. Raggett has been the President and Chief Executive Officer of Adaus Ventures since February 2004. From October 2002 to February 2004, Mr. Raggett served as the President and Chief Executive Officer of Analog Design Automation, Inc. From August 1995 to October 2002, Mr. Raggett was the Vice President of Worldwide Field Operations for inSilicon Corporation. Mr. Raggett holds a higher technical certificate in Electronic Engineering (BSEE) from Brighton Technical College, England.

Richard C. Yonker	2003	60	Mr. Yonker has been the Senior Vice President of Finance and the Chief Financial Officer of Vitesse Semiconductor Corporation since December 2006. Mr. Yonker was the Chief Financial Officer of Capella Photonics, Inc., an optical network company, from October 2005 to November 2006. He previously was the Chief Financial Officer of Avanex Corporation, an optical components company, from April 2005 to September 2005. From March 2004 to March 2005, he was the Chief Financial Officer of Actelis Networks, Inc., a fiber performance over copper telecom company. From February 2003 to February 2004 he was a consultant. Mr. Yonker served as Chief Financial Officer of Agility Communications, Inc., an optical networking component company, from November 2000 to January 2003. From March 2000 to October 2000, Mr. Yonker was Vice President and Chief Financial Officer of MMC Networks, Inc., a semiconductor company acquired by Applied Micro Circuits Corporation in October 2000. Mr. Yonker holds an MS in Management (Finance) from MIT, and a BS in Industrial Engineering from General Motors Institute.

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

Director Independence

     The Board of Directors has determined that, except for Mr. Healy, each individual who currently serves as a member of the Board is, and each individual who served as a member of the Board in 2007 was, an “independent director” within the meaning of Rule 4200 of The NASDAQ Stock Market. Mr. Healy is not considered independent as he is employed by the Company as its President and Chief Executive Officer. All of the nominees are currently members of the Board standing for re-election as directors.

Board Meetings

     The Board of Directors held eight meetings during the year ended December 31, 2007. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served during his tenure in 2007, except for Mr. Yonker. The independent directors meet in regularly scheduled executive sessions at in-person meetings of the Board of Directors without the participation of the President and Chief Executive Officer or other members of management. In 2007, three of the five directors then serving on the Board attended the annual meeting of stockholders.

Board Committees

     The Board of Directors has appointed a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules. The Board has approved a charter for each of these committees that can be found on the Company’s website at http://www.logicvision.com/company/governance.php.

Compensation Committee

Number of Members:	Three

Current Members:	Randall A. Hughes, Richard Okumoto and Matthew Raggett

Number of Meetings in 2007:	Four

Functions:

The Compensation Committee’s primary functions are to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations to the Board with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Compensation Committee are to review, and make recommendations for approval by the independent members of the Board regarding, the compensation for the Chief Executive Officer and other executive officers of the Company, establish and modify the terms and conditions of employment of the Chief Executive Officer and other executive officers of the Company, and administer the Company’s stock plans and other compensation plans. The Compensation Committee has the authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties. Richard C. Black was a member of the Compensation Committee until his resignation from the Board of Directors effective February 16, 2007.

Audit Committee

Number of Members:	Three

Current Members:	Randall A. Hughes, Richard Okumoto and Richard C. Yonker

Number of Meetings in 2007:	Six

Functions:	The Audit Committee’s primary functions are to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s financial statements, system of internal controls, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with the Company; and meet with the independent registered public accounting firm and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting processes.

Nominating and Corporate Governance Committee

Number of Members	Three

Current Members:	Gregg Adkin, Matthew Raggett and Richard C. Yonker

Number of Meetings in 2007:	Two

Functions:	The Nominating and Corporate Governance Committee’s primary functions are to identify qualified individuals to become members of the Board of Directors and determine the composition of the Board and its committees. Other specific duties and responsibilities are to recommend nominees to fill vacancies on the Board, investigate suggestions for candidates for membership on the Board, and monitor compliance with Board and Board committee membership criteria.

Director Nominations

     The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

     The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

     Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the Director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. The Committee recommended all of the nominees for election included in this Proxy Statement. All of the nominees are members of the Board standing for re-election as directors

     A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Committee in writing with any supporting material the stockholder considers appropriate. In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. Information required by the Bylaws to be in the notice includes the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

     Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company’s Bylaws and must be addressed to: Secretary, LogicVision, Inc., 25 Metro Drive, Third Floor, San Jose, California 95110. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

     If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, LogicVision, Inc., 25 Metro Drive, Third Floor, San Jose, California 95110. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Compensation of Directors

     The Company’s non-employee directors each receive a cash retainer of $10,000 per year, payable in equal quarterly installments. The Chairman of the Board receives an additional cash retainer of $10,000 per year, payable in equal quarterly installments. The Chair of the Audit Committee receives an additional cash retainer of $5,000 per year, payable in equal quarterly installments, and the Chairs of the other Committees of the Board of Directors receive an additional cash retainer of $2,000 per year, payable in equal quarterly installments. In addition, the Company reimburses directors for reasonable expenses in connection with attendance at meetings of the Board of Directors and committee meetings. Directors who are employees of the Company do not receive any cash compensation for their services as directors.

     In addition to cash compensation for services as a member of the Board, under the Company’s 2000 Stock Incentive Plan, directors who are not employees also receive an initial grant of an option to purchase 8,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, which vests in two equal annual installments on each of the first two anniversaries of the date of grant, or, if earlier, immediately prior to the next two regular annual meetings of the Company’s stockholders following the date of grant. On the first business day following each regular annual meeting of the Company’s stockholders after appointment or election to the Board, each non-employee director receives an option to purchase 4,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, which vests in full on the first anniversary of the date of grant, or if earlier, immediately prior to the next regular annual meeting of the Company’s stockholders following the date of grant. Each non-employee director who is not initially elected at a regular annual meeting of stockholders receives an option to purchase a pro rata portion of 4,000 shares based on the number of full months remaining from the date of election until the next regular annual meeting, which vests in full immediately prior to the next regular annual meeting of the Company’s stockholders following the date of grant. Each director option that has been outstanding at least six months will vest in full upon a change in control.

The table below shows the compensation paid to each non-employee director for their service in 2007.

2007 Director Compensation

Director	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total ($)
Gregg E. Adkin	20,000	7,074	27,074
Randall A. Hughes	10,000	7,074	17,074
Richard Okumoto	9,375	4,945	14,320
Matthew Raggett	12,000	7,074	19,074
Richard C. Yonker	13,125	7,074	20,199
____________________

(1)	Amounts listed in this column represent the compensation expense of option awards recognized by the Company under Statement of Financial Accounting Standards No. 123 (revised 2004) (FAS 123R) for the 2007 fiscal year, rather than amounts paid to or realized by a named individual, and includes expense recognized for awards granted prior to 2007. Please refer to Note 9 to our consolidated financial statements in our 2007 Annual Report on Form 10-K for the underlying assumptions for this expense. There can be no assurance the options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense recognized by the Company.

(3)	The following table provides the number of shares of Common Stock subject to outstanding options held at December 31, 2007 for each director, as applicable (as adjusted for a 1-for 2.5 reverse split of the Company’s Common Stock effected on March 12, 2008):

Number of Shares Underlying
Name	Unexercised Options
Gregg E. Adkin	22,000
Randall A. Hughes	23,000
Richard Okumoto	12,000
Matthew Raggett	23,000
Richard C. Yonker	20,000

EXECUTIVE COMPENSATION

     The Summary Compensation Table and the tables that follow provide compensation information for James T. Healy, as President and Chief Executive Officer, and the two most highly compensated executive officers of the Company who were serving as executive officers at the end of 2007, which in 2007 were Bruce M. Jaffe and Ronald H. Mabry.

Summary Compensation Table

			Option	Non-Equity Incentive Plan	All Other
Name and Principal Position	Year	Salary ($)	Awards ($) (1)	Compensation ($) (2)	Compensation ($) (3)	Total ($)
James T. Healy	2007	300,000	143,994	80,000	12,000	535,994
President and Chief Executive	2006	300,000	28,432	-	12,000	340,432
Officer

Bruce M. Jaffe	2007	234,310	69,387	48,000	-	351,697
Vice President, Finance and Chief	2006	210,000	26,061	-	-	236,061
Financial Officer

Ronald H. Mabry	2007	254,148	87,135	24,000	7,200	372,483
Vice President, Field Operations &	2006	234,438	14,216	-	7,200	255,854
Applications Engineering
____________________

(1)	Amounts listed in this column represent the compensation expense of option awards recognized by the Company under FAS 123R for the corresponding fiscal year, rather than amounts paid to or realized by a named individual, and includes expense recognized for awards granted prior to such year. Please refer to Note 9 to our consolidated financial statements in our 2007 Annual Report on Form 10-K and 2006 Annual Report on Form 10-K for the underlying assumptions for this expense. There can be no assurance the options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense recognized by the Company.

(2)	Amounts listed in this column represent bonuses paid under the annual incentive compensation plan for 2007. These amounts are not reported in the Bonus column because the award is tied to corporate performance goals.

(3)	Represents payments made with respect of an auto allowance.

Salary

     The annual salaries of the named executive officers are reflected under the Salary column of the Summary Compensation Table. The Compensation Committee reviews salaries on an annual basis, and may recommend to the independent members of the Board of Directors adjustments to each executive officer’s salary from time to time based on the individual’s contributions and responsibilities on a case-by-case basis.

Incentive Compensation

     All named executive officers received a bonus under our cash bonus plan for the 2007 fiscal year. This bonus is reflected under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table because the bonus is tied to the corporate performance of the Company. Under the cash bonus plan for the 2007 fiscal year, which was based upon both qualitative and quantitative goals, bonuses to executive officers were based upon the achievement of specified targets relating to bookings, revenues, net income/net loss, net end-of-period cash and qualitative objectives. The independent members of the Board of Directors, taking into account the recommendations of the Compensation Committee of the Board of Directors, approved the 2007 cash bonus plan. Achievement of each of the target objectives for bookings, revenues, net income/net loss, and net end-of-period cash would have resulted in payment of up to 20% of the target bonus, provided that the Company met or exceeded minimum threshold targets of bookings, revenues, net income/net loss, and net end-of-period cash. Executive officers were eligible to receive 120% of their target bonuses if the Company met or exceeded the highest threshold targets for bookings, revenues, net income/net loss, net end-of-period cash and qualitative objectives. 2007 target bonuses for the named executive officers were as follows: $100,000 for James T. Healy, President and Chief Executive Officer, $60,000 for Bruce M. Jaffe, Vice President of Finance and Chief Financial Officer, and $24,000 for Ronald H. Mabry, Vice President of Field Operations and Applications Engineering.

Stock Option Awards

     In 2007, all named executive officers received grants of options to purchase Common Stock. The exercise price was the fair market value of the Company’s Common Stock on the grant date. Although these awards will generally vest and become exercisable over a four-year period, the amounts disclosed in the Option Awards column of the Summary Compensation Table attributable to the 2007 awards reflect the portion of these awards expensed by the Company in the 2007 fiscal year under FAS 123R. The balance of the amount set forth in the Option Awards column is attributable to the amounts expensed by the Company in the 2007 fiscal year for outstanding stock option awards from previous years under FAS 123R.

     The amounts, if any, actually realized by the named executive officers for the 2007 awards will vary depending on the vesting of the award and the price of the Company’s Common Stock in relation to the exercise price at the time of exercise. Detail regarding the number of exercisable and unexercisable options held by each named executive officer at year-end is set forth in the Outstanding Equity Awards at Fiscal Year-End Table below.

     On March 8, 2007, the Company completed an exchange offer with its eligible employees, including its executive officers, to exchange some or all of their outstanding stock options to purchase Common Stock with an exercise price greater than $3.70 per share (as adjusted for a 1-for 2.5 reverse split of the Company’s Common Stock effected on March 12, 2008) for replacement options. Each of our executive officers exchanged all of their eligible options for replacement options. The exchange ratio applicable to our executive officers was one-for-1.25. The exercise price per share of each replacement option granted was $2.50 and each replacement option has a one year vesting period, one-half of which vested on the date that was six months after the replacement option’s issuance date and the remainder vesting in equal monthly installments over the next six months.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

     In 2003, the Compensation Committee recommended, and the Board of Directors approved, the amendment of the outstanding stock option agreements then in effect and the form of stock option agreement used under the Company’s 2000 Stock Incentive Plan to provide for acceleration of vesting in full in certain circumstances following a change in control of the Company. Because the amendment applied to all outstanding stock option agreements and the form of stock option agreement, the provision regarding acceleration of vesting applies to options that are held by, or may be issued to, the named executive officers.

     In February 2006, the Company entered into Change of Control Severance Agreements with each of James T. Healy, Bruce M. Jaffe and Ronald H. Mabry. These agreements were approved by the independent members of the Board. Each agreement provides that in the event of an involuntary termination of the executive within three months before or twelve months after a change of control of the Company, he will be entitled to (i) a cash payment equal to 150% of his annual base salary as of the termination date, (ii) a cash payment equal to 150% of the his target bonus and target commission for the year in which he is terminated, (iii) the immediate acceleration of vesting and exercisability of his outstanding options to acquire the Company’s Common Stock and (iv) reimbursement of his and his eligible dependents’ health insurance premiums for up to twelve months from the date of termination. Each of the executives has agreed not to solicit employees of the Company for a period of 18 months following any termination of employment giving rise to severance payments, and not to compete with the Company for the period during which they receive severance payments. If, however, a change of control occurs and the consideration per share of Company Common Stock as a result of the change of control is less than $3.30, then the percentages relating to cash payments will be reduced to 50% and the non-solicitation period will be reduced to six months. Under these agreements, a “change of control” includes a merger or consolidation involving the Company in which the Company’s stockholders immediately prior to such merger or consolidation own 50% or less of the voting power of the surviving entity’s voting securities, sale of all or substantially all of the Company’s assets, the approval by the Company’s stockholders of a plan of complete liquidation or dissolution, and the acquisition by a person or related group of persons of 50% or more of the voting power of the Company’s voting securities.

2007 Outstanding Equity Awards At Fiscal Year-End

		Option Awards (1)
	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Options (#)
Name	Options (#) Exercisable	Un-Exercisable	Option Exercise Price ($)	Option Expiration Date
James T. Healy	4,000	12,000	2.68	2/2/2017
	97,778	-	2.50	3/8/2017
	64,000	-	2.50	3/8/2017
	8,000	-	2.50	3/8/2017
	20,000	20,000	3.30	2/16/2016
	14,222	-	2.50	3/8/2017

Bruce M. Jaffe	10,000	10,000	3.30	2/15/2016
	17,600	-	2.50	3/8/2017
	2,556	-	2.50	3/8/2017
	14,000	42,000	2.68	2/2/2017
	13,444	-	2.50	3/8/2017
	48,000	-	2.50	3/8/2017

Ronald H. Mabry	25,600	-	2.50	3/8/2017
	14,000	42,000	2.68	2/2/2017
	10,000	10,000	3.30	2/15/2016
	12,800	-	2.50	3/8/2017
	21,908	-	2.50	3/8/2017
	19,692	-	2.50	3/8/2017
____________________

(1)	The number of shares and the exercise price for each option listed in this table has been adjusted to reflect a 1-for 2.5 reverse split of the Company’s Common Stock effected on March 12, 2008.

(2)	Except as otherwise noted in note (3), all options listed in this table become exercisable as to 25% of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each six-month period thereafter over the following three years. Except as otherwise noted, the options have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(3)	On March 8, 2007, the Company completed an exchange offer with its eligible employees, including its executive officers, to exchange some or all of their outstanding stock options to purchase Common Stock that had an exercise price greater than $3.70 per share (as adjusted for a 1-for 2.5 reverse split of the Company’s Common Stock effected on March 12, 2008) for replacement options. Each of our executive officers exchanged all of their eligible options for replacement options. The exchange ratio applicable to our executive officers was one-for-1.25. The exercise price per share of each replacement option granted was $2.50 and each replacement option has a one year vesting period, one-half of which vested on the date that was six months after the replacement option’s issuance date and the remainder vesting in equal monthly installments over the next six months. Each replacement option has an expiration term of ten years. Options that did not have an exercise price greater than $3.70 per share were not eligible for exchange, and such options vest as to 25% of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each six-month period thereafter over the following three years.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee operates under a written charter adopted by the Board of Directors and the Audit Committee on August 3, 2000 and amended on January 22, 2004. The members of the Audit Committee are Randall A. Hughes, Richard Okumoto and Richard C. Yonker, each of whom meets the independence standards established by The NASDAQ Stock Market.

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm is responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the 2007 Annual Report on Form 10-K with the Company’s management and its independent registered public accounting firm. The Audit Committee met with the independent registered public accounting firm and discussed issues deemed significant by the independent registered public accounting firm, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees) and discussed with the independent registered public accounting firm their independence from the Company.

     Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Audit Committee

Randall A. Hughes
Richard Okumoto
Richard C. Yonker

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has appointed the firm of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Burr, Pilger & Mayer LLP replaced PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm on June 15, 2006, and served as the Company’s independent registered public accounting firm with respect to the audit of our financial statements for the fiscal years ended December 31, 2006 and 2007. Representatives of Burr, Pilger & Mayer LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of Burr, Pilger & Mayer LLP to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

     The following table presents fees for professional audit services rendered by the Company’s independent registered public accounts for the audit of its annual financial statements for 2007 and 2006, and fees billed for other services rendered by its independent registered public accounts.

	Year Ended December 31,
	2007	2006
	(in thousands)
Audit Fees	$ 181	$ 250 (1)
Audit-Related Fees	3	5
Tax Fees	-	25
All Other Fees	18	4
Total	$ 202	$ 284
     ____________________

(1)	Includes $154,100 fees paid to PricewaterhouseCoopers LLP, and includes $95,719 to our current independent registered public accounting firm, Burr, Pilger & Mayer LLP.

     Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and the review of the Company’s interim consolidated financial statements included in quarterly reports and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

     Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

     Tax Fees consist of fees billed for professional services rendered for tax advice, planning and compliance (domestic and international). These services include the preparation and review of income tax returns, and international returns, and assistance regarding transfer pricing, federal, state and international tax compliance, and international tax planning.

     All Other Fees consist of fees for products and services other than the services described above, including subscription to online services and attendance at training classes.

Pre-Approval Policies and Procedures

     It is the Company’s policy that all audit and non-audit services to be performed by LogicVision’s independent registered accounting firm be approved in advance by the Audit Committee. All of the services provided in 2007 were pre-approved.

Required Vote

     Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy and entitled to vote. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent registered public accounting firm but will not be required to select a different independent registered public accounting firm for the Company.

The Board of Directors recommends a vote “FOR” ratification of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 15, 2008 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company’s current directors, (iii) each of the Company’s nominees for director, (iii) each of the Company’s executive officers named under “Executive Compensation -- Summary Compensation Table,” and (iv) all directors and executive officers of the Company as a group (as adjusted for a 1-for 2.5 reverse split of the Company’s Common Stock effected on March 12, 2008). Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o LogicVision, Inc., 25 Metro Drive, Third Floor, San Jose, California 95110. The percentage of Common Stock beneficially owned is based on 9,678,569 shares outstanding as of March 15, 2008. In addition, shares issuable pursuant to options or warrants which may be exercised within 60 days of March 15, 2008 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

		Right to Acquire		Percentage of
	Number of Shares	Beneficial Ownership		Common Stock
	of Common Stock	within 60 days of		Beneficially
Name and Address of Beneficial Owner	Beneficially Owned (1)	March 15, 2008	Total	Owned
Directors, Nominees and Named
Executive Officers:
Gregg E. Adkin (2)	939,170	18,000	957,170	9.9%
James T. Healy	43,116	192,662	235,778	2.4%
Randall A. Hughes	10,000	19,000	29,000	*
Richard Okumoto	0	0	0	*
Mathew Raggett	6,206	19,000	25,206	*
Richard C. Yonker	0	16,000	16,000	*
Bruce M. Jaffe	31,903	98,797	130,700	1.3%
Ronald H. Mabry	0	93,730	97,330	*

5% Stockholders:
Austin W. Marxe and David M.
Greenhouse (3)	781,332	0	781,332	8.1%
MicroCapital LLC (4)	1,088,534	0	1,088,534	11.3%
Lewis Asset Management,
Corp.(5)	961,248	0	961,248	9.9%
Pacific Asset Partners (6)	484,000	0	484,000	5.0%
Valley Ventures II, L.P. and
Valley Ventures III, L.P. (7)	939,170	0	939,170	9.7%
All Directors and Executive Officers
as a group (10 persons)	1,058,647	535,214	1,593,861	15.6%
____________________

*	Less than 1%.

(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)	Includes 346,491 shares held by Valley Ventures II, L.P. and 592,679 shares held by Valley Ventures III, L.P. Mr. Adkin is a managing member of VV II Management, L.L.C., the general partner of Ventures II and a managing member of VV III Management, L.L.C., the general partner of Ventures III. Mr. Adkin is also a limited partner of Ventures II and Ventures III. Mr. Adkin disclaims beneficial ownership of the Company’s shares held by Valley Ventures II, L.P. and Valley Ventures III, L.P., except to the extent that his interest in the shares arise from his interest, if any, in those entities. See note (7).

(3)	According to a Schedule 13G/A filed jointly on February 13, 2008 by Austin W. Marxe and David M. Greenhouse, Messrs. Marxe and Greenhouse share voting and dispositive power over 113,752 shares of Common Stock owned by Special Situations Technology Fund, L.P., and 667,580 shares of Common Stock owned by Special Situations Technology Fund II, L.P. The principal place of business for Messrs. Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(4)	According to a Schedule 13G/A filed jointly on December 7, 2007 by MicroCapital LLC, Ian P. Ellis and MicroCapital Fund, LP, MicroCapital LLC, a registered investment adviser and Mr. Ellis, a managing member and majority owner of MicroCapital LLC, have shared voting and dispositive power over 1,088,534 shares, and MicroCapital Fund, LP has shared voting and dispositive power over 794,847 shares. MicroCapital LLC acts as investment advisor and general partner to MicroCapital Fund, LP and as investment advisor to MicroCapital Fund Ltd. The address of the principal office of MicroCapital LLC, Mr. Ellis and MicroCapital Fund, LP is 623 Fifth Avenue, Suite 2502, New York, NY 10022.

(5)	According to a Schedule 13G/A filed jointly on June 27, 2007 by Lewis Asset Management, Corp. and Lewis Opportunity Fund, LP, Lewis Asset Management, Corp. has shared voting and dispositive power over 961,249 shares and Lewis Opportunity Fund, LP has shared voting and dispositive power over 781,486 shares. The address of the principal business office for Lewis Asset Management, Corp is 45 Rockefeller Plaza, Suite 2570, New York, NY 10111.

(6)	According to a Schedule 13G filed jointly on December 29, 2006 by Pacific Asset Partners, an investment adviser, has sole voting and dispositive power over the shares listed. The address of the principal place of business for Pacific Asset Partners is 222 Kearney Street, Suite 410, San Francisco, CA 94108.

(7)	According to an amended Schedule 13D/A filed jointly on June 27, 2006 by Valley Ventures II, L.P., Valley Ventures III, L.P., VV II Management, L.L.C., VV III Management, L.L.C., John M. Holliman III, Gregg E. Adkin and Lawrence J. Aldrich, Ventures II holds 346,491 shares and Ventures III holds 572,679 shares. VV II Management, L.L.C., the general partner of Valley Ventures II, has sole power to vote or to direct the vote and sole power to dispose or direct the disposition of the shares of Common Stock held by Ventures II. Each of Messrs. Adkin and Holliman, as managing members of VV II, has sole power to vote or to direct the vote of the shares held by Ventures II and shared power to dispose or direct the disposition of the shares held by Ventures II. VV III Management, L.L.C., the general partner of Valley Ventures III, has sole power to vote or to direct the vote and sole power to dispose or direct the disposition of the shares of Common Stock held by Ventures III. Each of Messrs. Adkin and Holliman, as managing members of VV III, has shared power to vote or to direct the vote of the shares held by Ventures III and shared power to dispose or direct the disposition of the shares held by Ventures III. Messrs. Adkin and Holliman are limited partners of Ventures II and Ventures III. Each of VV II, VV III, Mr. Adkin and Mr. Holliman disclaims beneficial ownership of all shares of Common Stock held by Ventures II and Ventures III except to the extent that his or its interest in the shares arises from his or its interest, if any, in those entities. The business address for each person and entity is 80 East Rio Salado Parkway, Suite 705, Tempe, AZ 85281. Mr. Adkin is a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied for 2007.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2009 Annual Meeting must be received by the Secretary of the Company no later than December 15, 2008 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

     A stockholder proposal not included in the Company’s proxy statement for the 2009 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

     Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By order of the Board of Directors

Bruce M. Jaffe Secretary

April 2, 2008

The Company’s 2007 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting Stockholder. Any such request should be addressed to the Company at 25 Metro Drive, Third Floor, San Jose, California 95110, Attention: Investor Relations Department. The request must include a representation by the stockholder, that as of March 28 2008, the stockholder was entitled to vote at the Annual Meeting.

P R O X Y

PROXY

LOGICVISION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes James T. Healy or Bruce M. Jaffe, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of LogicVision, Inc. (the “Company”) to be held at the executive offices of LogicVision, Inc., 25 Metro Drive, Third Floor, San Jose, California 95110, on May 15, 2008 at 9:00 a.m., or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of directors, FOR Proposal 2, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

The Board of Directors recommends a vote FOR the election of directors and FOR Proposal 2.	Please [___]
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

1.	To elect (01) Gregg E. Adkin, (02) James T. Healy, (03) Randall A. Hughes, (04) Richard Okumoto, (05) Matthew Raggett, and (06) Richard C. Yonker as directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	FOR ALL	WITHHELD	(Instruction: To withhold authority to vote for any individual
	NOMINEES	FOR ALL	nominee, write that nominee’s name in the space provided below):
NOMINEES
	[___]	[___]
For all nominees except as noted above

2.	To ratify the appointment of Burr, Pilger &			3.	In their discretion, the Proxies are authorized
	Mayer LLP as the Company’s independent				to vote upon such other business as may
	registered public accounting firm.				properly come before the meeting or any
postponements or adjournments thereof.
	FOR	AGAINST	ABSTAIN
	[___]	[___]	[___]
This proxy when properly executed will be voted
in the manner directed herein by the
undersigned stockholder. If no direction is given,
this proxy will be voted “FOR” the election of
directors and “FOR” Proposal 2.

PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.

Signature	Signature	Date

Please sign where indicated above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

^ FOLD AND DETACH HERE ^

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 14, 2008.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE		MAIL
http://www.proxyvoting.com/lgvn		1- 866-540-5760		Mark, sign and date
Use the Internet to vote your proxy.		Use any touch-tone telephone to		your proxy card and
Have your proxy card in hand when	OR	vote your proxy. Have your proxy	OR	return it in the
you access the web site.		card in hand when you call.		enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement
on the internet at www.proxyvoting.com/lgvn